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                                                                    EXHIBIT 99.1



                                                                    NEWS RELEASE
MARINE DRILLING COMPANIES, INC.
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One Sugar Creek Center Blvd. - Suite 600
Sugar Land, Texas  77478-3556


                                                  DATE:  December 2, 1996
[MARINE DRILLING LOGO APPEARS HERE]            CONTACT:  William H. Flores
                                                 PHONE:  (281) 243-3000





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                       MARINE DRILLING ANNOUNCES CLOSING
                           OF MARINE 500 ACQUISITION

        SUGAR LAND, TEXAS (December 2, 1996) -- Marine Drilling Companies, Inc. (NSM-MDCO) today announced that it has completed the acquisition of the Chris Chenery from Odfjell Drilling of Norway. The agreement to acquire this rig was previously announced on November 12, 1996. The Company financed the acquisition from its revolving credit facility and from working capital. The rig has been renamed the MARINE 500 and is currently available for deployment.

        Marine Drilling now owns and operates fifteen drilling rigs located in the U.S. Gulf of Mexico, India, Southeast Asia and the Middle East. The Company's common stock is listed on the NASDAQ Stock Market under the symbol MDCO.

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